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                                                                    EXHIBIT 23.1

      [Letterhead of Williamson Petroleum Consultants, Inc. appears here]

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

     As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to (a) the use of our reserve reports entitled "Evaluation of Oil and Gas Reserves to the Interests of Bellwether Exploration Company in Certain Properties, Effective June 30, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8369" dated August 20, 1996 and "Evaluation of Oil and Gas Reserves to the Interests of Bellwether Exploration Company in Certain Properties, Effective June 30, 1995, for Disclosure to the Securities and Exchange Commission, Williamson Project 5.8286" dated August 30, 1995 and (b) all references to our firm included in or made a part of the Bellwether Exploration Company Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 27, 1998.


                                /s/ Williamson Petroleum Consultants, Inc.
                                -------------------------------------------
                                WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
March 23, 1998


       [Address of Williamson Petroleum Consultants, Inc. appears here]